Exhibit 10.1

EON Reality, Inc.

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●] by and among (i) EON Reality, Inc., a California corporation (together with its successors, the “Company”), (ii) Arogo Capital Acquisition Corp., a Delaware special purpose acquisition company (the “Purchaser”), (iii) Koo Dom Investment, LLC, a Delaware limited liability company in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined in the Merger Agreement) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of Merger Agreement (the, “Purchaser Representative”), and (iv) security holders of the company (the “Company Securities Holders”). Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, simultaneously with the execution and delivery of this Agreement, (i) Purchaser, (ii) Arogo Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Purchaser Representative, (iv) EON Reality, Inc., a California corporation, in the capacity as the representative from and after the Effective Time for the Company Stockholders (as defined in the Merger Agreement) as of immediately prior to the Effective Time in accordance with the terms and conditions of Merger Agreement (the “Seller Representative”), and (v) the Company entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (a) at or prior to the Closing, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity (the “Surviving Company”), whereby the Certificate of Incorporation of the Surviving Company will be amended and restated substantially in the form attached as Exhibit C to the Merger Agreement (the “A&R Certificate of Incorporation”), (b) immediately following the consummation of the Merger and the effectiveness of the A&R Certificate of Incorporation, pursuant to the Merger, all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time (as defined in the Merger Agreement), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share (as defined the Merger Agreement) of the Stockholder Merger Consideration (as defined the Merger Agreement), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the California Corporations Code, all in accordance with the terms of the Merger Agreement;

WHEREAS, the Company Stockholder1 shall receive consideration in the form of securities issued by the Purchaser or the Company, which, in the case of Holder, shall take the form of ___ Class [ ] Shares and an equivalent number of ____ (with a pair of one such ____ and one such ______ Class [ ] Share being exchangeable, in the future, subject to the terms and conditions of this Agreement, the A&R Certificate of Incorporation, and the Policy Regarding Exchanges set forth in Annex __ to the A&R Certificate of Incorporation (the “Exchange Policy”), for ___ Class [ ] Shares (any such shares, “Exchange Shares”)) (the “Holder Consideration Securities,” upon the terms and subject to the conditions set forth in the Merger Agreement (such transactions, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

[1]	To include Common Stockholders, Preferred Stockholders, Series A-C and Equity Plan Holders receiving Merger Consideration.

WHEREAS, as of the date hereof, Company Securities Holder is a holder of equity securities of the Company in such amounts and classes or series as set forth underneath Company Securities Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Company Securities Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Holder Consideration Securities received by Company Securities Holder in the Transactions, and any Exchange Shares (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted but, for the avoidance of doubt, not including any shares issued in connection with the PIPE Investment Subscription Agreements, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Company Securities Holder hereby agrees not to, without the prior written consent of Company, during the period commencing as of the date of the Effective Time (as defined in the Merger Agreement) or when such Restricted Securities are otherwise issued or issuable to the Company Securities Holders in connection with the Business Combination Transaction (as defined in the Merger Agreement) and ending ___ days after such date the Restricted Shares were held by the Company Securities Holders (such period, the “Lock-Up Period” which may be extended from time to time by the Company): (i) lend, offer to sell, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities owned by Company Securities Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Company Securities Holder, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall apply to the transfer of any or all of the Restricted Securities owned by Company Securities Holder (I) by gift, will or intestate succession upon the death of Company Securities Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (IV) pursuant to any hypothecation or pledge securing a loan; and in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser and the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Company Securities Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Company Securities Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouse or domestic partner and siblings), (B) any trust for the direct or indirect benefit of Company Securities Holder or the immediate family of Company Securities Holder, (C) if Company Securities Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (D) if Company Securities Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Company Securities Holder, and (E) any Affiliate of Company Securities Holder or any employees, officers, directors or members of Company Securities Holder or any Affiliates of Company Securities Holder. Company Securities Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Company that are consistent with the foregoing and necessary to give further effect thereto. The Company Securities Holder shall provide notice to the Company and the Purchaser prior to engaging in any transaction involving Company Securities Holder’s Restricted Securities and Company Securities Holder agree not to consummate any such transaction unless and until the Company Securities Holder has received written confirmation from the Company or the Purchaser that the Lock-Up Period (as may have been extended) has expired.

(b) For the avoidance of doubt, there shall be no exchanges of Units pursuant to the Exchange Policy until after expiration of the Lock-Up Period and any extensions applicable at the time under this Agreement.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Company may impose stop-transfer instructions with respect to the Restricted Securities of Company Securities Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period and any extensions applicable at the time, except in compliance with the foregoing exceptions.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF ___, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN (THE “ISSUER REPRESENTATIVE”) AND THE ISSUER’S COMPANY SECURITIES HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE COMPANY SECURITIES HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, Purchase will make best efforts to remove such legend from the certificates evidencing the Restricted Securities.

(e) For the avoidance of doubt, (i) Company Securities Holder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities and to receive any dividends and distributions in respect of any Restricted Securities. Prior to or at the Closing, the Company shall execute and deliver to the Purchaser the Registration Rights Agreement and allow Company Securities Holder the opportunity to be a party to the Registration Rights Agreement entitled to the registration rights thereunder.

2.	Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Company Securities Holder upon Company Securities Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing, retroactive to the Effective Time for the purpose of determining the Lock-Up Period. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Company Securities Holder are personal to Company Securities Holder and may not be transferred or delegated by Company Securities Holder at any time without the prior written consent of the Purchaser and the Company. Each of the Purchaser and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Company Securities Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service, or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Purchaser prior to the Closing to:

Arogo Capital Acquisition Corp.
848 Brickell Avenue, Penthouse 5,
Miami, FL 33131
Attn: Suradech Taweesaengsakulthai
Telephone No.: (786) 442-1482
E-mail: Suradech@cho.co.th

With a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

If to the Purchaser Representative, to:

Purchaser Representative
Koo Dom Investment, LLC

7201 Wellesley Avenue,

Westminster, CA 92683.
Attn: Cho Thavee, PCL
Telephone No.: _______________
E-mail: panthong@cho.co.th

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

If to the Company prior to the Closing to:

EON Reality, Inc.
18 Technology Dr Ste. 110,

Irvine, CA 92618
Attn: Dan Lejerskar, Chairman and Founder
Telephone No.: 949.460.2000
E-mail: dan@eonreality.com

With a copy (which will not constitute notice) to:

Seyfarth Shaw LP
975 F Street NW
Washington, DC 20004
Attn: Andrew J. Sherman
Facsimile No.: 202 828-5393
Telephone No.: 202 828 5381
E-mail: asherman@seyfarth.com

If to the Purchaser or the Company after the Closing, to:

EON Reality, Inc.
18 Technology Dr Ste. 110,

Irvine, CA 92618
Attn: Dan Lejerskar, Chairman and Founder
Telephone No.: 949.460.2000
E-mail: dan@eonreality.com

with copies (which shall not constitute notice) to:

Seyfarth Shaw LP
975 F Street NW
Washington, DC 20004
Attn: Andrew J. Sherman
Facsimile No.: 202 828-5393
Telephone No.: 202 828 5381
E-mail: asherman@seyfarth.com

If to the Issuer Representative after the Closing, to: [Name] [Address] [Attn:] [Email]:

If to Company Securities Holder, to: the address set forth below Company Securities Holder’s name on the signature page to this Agreement.

(h) Extensions, Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and Company Securities Holder. The Lock-Up Period may be extended explicitly by the Company or by the Issuer or by the actions of the underwriters pursuant to securities rules, and any notice given to the Issuer by the underwriters is deemed given to the Company Securities Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Purchaser and the Company hereby represent, warrant, covenant and agree that (i) if any Lock-Up Agreement signed by an interestholder of the Company in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such interestholder and that would be favorable to Company Securities Holder, this Agreement shall be contemporaneously amended in the same manner and Company shall provide prompt notice thereof to Company Securities Holder, and (ii) if any such interestholder is released from any or all of the lock-up restrictions under its Lock-Up Agreement, Company Securities Holder will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of Company Securities Holder’s Restricted Securities) and Company shall provide prompt notice thereof to Company Securities Holder.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Company Securities Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Company Securities Holder, money damages will be inadequate and Purchaser and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Company Securities Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Purchaser and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Company Securities Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser and the Company or any of the obligations of Company Securities Holder under any other agreement between Company Securities Holder and the Purchaser or the Company or any certificate or instrument executed by Company Securities Holder in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of Company Securities Holder under this Agreement.

(l) Further Assurances. From time to time, at the other party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

AROGO CAPITAL ACQUISITION CORP.

By:
Name:	Suradech Taweesaengsakulthai
Title:	Chief Executive Officer

Purchaser Representative:

KOO DOM INVESTMENT, LLC.

By:
Name:	Panthong Nowa
Title:	Cho Thavee PCL, Member

Company:

EON Reality, Inc.

By:
Name:	Dan Lejerskar
Title:	Chairman and Founder

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Company Securities Holder:

____________________

By:
Name:
Title:

Number and Type of Company Securities:

_________: _________

Address for Notice:

Attention:

E-mail:

with a copy (which will not constitute notice) to:

Address:

Attn: ___________________________

Telephone No.:

Email: